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Exhibit 12.1
Merrill Corporation
Computation of Ratio of Earnings to Fix Charges

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
                                                                                                                   Pro Forma
                                                                                                            -----------------------
                                                                                                                         Nine months
                                                                                        Nine months ended    Year ended      ended
                                       Year ended January 31,                              October 31,      January 31,  October 31,
                          ---------------------------------------------------------- ----------------------
                              1995      1996        1997         1998      1999         1998        1999        1999       1999
                          ---------------------------------------------------------- ---------------------- -----------------------
Income before provision
for income taxes........  $   21,154 $    18,706 $    32,484 $    46,466 $    47,671 $   41,813 $    35,549 $    19,684 $    15,267
                          ---------------------------------------------------------- ---------------------- -----------------------
                          ---------------------------------------------------------- ---------------------- -----------------------
Fixed charges...........       2,742       2,807       6,157      7,068        7,035      5,090       7,733       43,732     33,718
                          ---------------------------------------------------------- ---------------------- -----------------------
                          ---------------------------------------------------------- ---------------------- -----------------------
Ratio of Earnings
to Fix Charges..........        8.7x       7.7x        6.3x        7.6x      7.8x         9.2x        5.6x        1.5x       1.5x
                          ---------------------------------------------------------- ---------------------- -----------------------
                          ---------------------------------------------------------- ---------------------- -----------------------

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